Exhibit 99.1

May 5, 2015

NORTHWEST PIPE REPORTS FIRST QUARTER 2015 RESULTS

AND ANNOUNCES CONFERENCE CALL

Vancouver, WA, May 5, 2015. Northwest Pipe Company (Nasdaq: NWPX) today announced its financial results for the quarter ended March 31, 2015. The Company will broadcast its first quarter earnings conference call on Wednesday, May 6, 2015, at 10:00 am PDT.

First Quarter 2015 Results

Net sales from continuing operations for the quarter ended March 31, 2015 increased 2.7% to $84.9 million compared to $82.6 million for the quarter ended March 31, 2014. Gross profit was $3.9 million (4.6% of net sales from continuing operations) in the first quarter of 2015, a decrease from $4.3 million (5.2% of net sales from continuing operations) in the first quarter of 2014. Net loss from continuing operations for the first quarter of 2015 was $2.1 million or $0.22 per diluted share compared to net loss from continuing operations of $1.2 million or $0.13 per diluted share for the first quarter of 2014.

Water Transmission sales increased by 30.8% to $56.2 million in the first quarter of 2015 from $43.0 million in the first quarter of 2014. The increase in net sales was due to higher production, partially offset by lower selling prices per ton due to the mix of products sold in the first quarter of 2015 as compared to the first quarter of 2014. Water Transmission gross profit increased to $7.5 million (13.4% of segment net sales) in the first quarter of 2015 from $1.7 million (3.9% of segment net sales) in the same quarter of 2014. Water Transmission gross profit increased in total and as a percent of net sales due to the increase in volume over historically low demand seen in the first quarter of 2014.

Tubular Products sales from continuing operations decreased 27.8% to $28.6 million in the first quarter of 2015 from $39.6 million in the first quarter of 2014, driven by a 27% decrease in tons sold to 28,300 tons in the first quarter of 2015 from 39,000 tons in the first quarter of 2014. Tubular Products had a gross loss of $3.6 million (negative 12.7% of segment net sales from continuing operations) in the first quarter of 2015 compared to a segment gross profit of $2.6 million (6.7% of segment net sales from continuing operations) in the first quarter of 2014. Gross profit was negatively impacted by reduced sales volumes, the mix of products sold during the quarter and a $2.8 million lower of cost or market adjustment to the Company’s inventory during the first quarter of 2015.

As of March 31, 2015, the backlog of orders in the Water Transmission segment was approximately $88 million compared to a backlog of orders of $148 million as of March 31, 2014. The backlog includes confirmed orders, including the balance of projects in process, and projects for which the Company has been notified that we are the successful bidder even though a binding agreement has not been executed.

Outlook

“Water Transmission revenues are expected to decline to a low point in the second quarter, with margins falling into the single digits. While the competitive landscape is expected to remain pretty challenging, we are very optimistic about the projected bidding level in the next two quarters, leading to better results in the second half of 2015,” said Scott Montross, President and Chief Executive Officer of the Company. “Crude oil prices, a declining steel market and extreme levels of imports led to the April production curtailment for our Tubular Products segment. These issues are expected to continue to have near term impacts on order intake, production and inventory values and drive negative mid-single digit margins in the second quarter.”

Conference Call

The Company will hold its first quarter 2015 earnings conference call on Wednesday, May 6, 2015 at 10:00 am PDT. The live call can be accessed by dialing 1-888-810-4934 passcode NWPIPE. For those unable to attend the live call, a replay will be available approximately one hour after the event and will remain available until Thursday, June 4, 2015 by dialing 1-866-448-7646 passcode 6301.

About Northwest Pipe Company

Northwest Pipe Company is a leading manufacturer of welded steel pipe and tube products. The Water Transmission Group is the largest manufacturer of engineered steel pipe water systems in North America. With eight Water Transmission manufacturing facilities, the Group is positioned to meet North America’s growing needs for water and wastewater infrastructure. The Water Transmission Group serves a wide range of markets and their solution-based products are a perfect fit for applications including: water transmission, plant piping, energy, tunnels, river crossings, structural, industrial and construction. The Tubular Products Group operates a state-of-the-art electric resistance weld mill facility. The Tubular Products portfolio serves a wide range of markets and its quality certified pipe and tube products are good for applications including: oil and gas, structural industrial, fire protection, low pressure and agricultural. The Company is headquartered in Vancouver, Washington and has manufacturing facilities in the United States and Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include: changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, excess or shortage of production capacity, international trade policy and regulations and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

CONTACT: Robin Gantt, Chief Financial Officer

                     360-397-6250

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar and share amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net sales:
Water Transmission	$56,242	$42,999
Tubular Products	28,623	39,648

Net sales	84,865	82,647
Cost of sales:
Water Transmission	48,723	41,331
Tubular Products	32,251	37,002

Total cost of sales	80,974	78,333
Gross profit (loss):
Water Transmission	7,519	1,668
Tubular Products	(3,628)	2,646

Total gross profit	3,891	4,314
Selling, general and administrative expense	6,974	5,440

Operating income (loss):
Water Transmission	5,633	(299)
Tubular Products	(4,617)	2,294
Corporate	(4,099)	(3,121)

Total operating loss	(3,083)	(1,126)
Other income (expense)	44	(63)
Interest income	82	81
Interest expense	(417)	(770)

Loss before income taxes from continuing operations	(3,374)	(1,878)
Income tax benefit	(1,273)	(667)

Loss from continuing operations	(2,101)	(1,211)
Loss on discontinued operations	—	(10,893)

Net loss	$(2,101)	$(12,104)

Basic loss per share
Continuing operations	$(0.22)	$(0.13)
Discontinued operations	—	(1.14)

Total	$(0.22)	$(1.27)

Diluted loss per share
Continuing operations	$(0.22)	$(0.13)
Discontinued operations	—	(1.14)

Total	$(0.22)	$(1.27)

Shares used in per share calculations:
Basic	9,553	9,508

Diluted	9,553	9,508

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands)

	March 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$116	$527
Trade and other receivables, net	32,128	58,310
Costs and estimated earnings in excess of billings on uncompleted contracts	52,553	45,847
Inventories	61,283	72,779
Other current assets	17,230	17,776

Total current assets	163,310	195,239
Property and equipment, net	132,848	132,595
Other assets	24,595	24,048

Total assets	$320,753	$351,882

Liabilities:
Current maturities of long-term debt and capital leases	$1,927	$2,170
Accounts payable	9,421	15,480
Accrued liabilities	9,103	9,071
Billings in excess of cost and estimated earnings on uncompleted contracts	1,462	2,835

Total current liabilities	21,913	29,556
Borrowings on line of credit	24,823	45,587
Capital leases, less current maturities	180	225
Other long-term liabilities	30,313	30,879

Total liabilities	77,229	106,247

Stockholders’ equity	243,524	245,635

Total liabilities and stockholders’ equity	$320,753	$351,882

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